Carbonite, Inc. Q1 2018 Financial Results May 7, 2018 1

Safe harbor statement Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements“ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should,“ "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to integrate Mozy into our operations and achieve the expected benefits of the acquisition, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances. This presentation contains non-GAAP financial measures including, but not limited to, Bookings, non-GAAP Revenue, non-GAAP Gross Margin, non-GAAP Net Income and non-GAAP Net Income Per Share, and Adjusted Free Cash Flow. A reconciliation to GAAP can be found in the financial schedules included in our most recent earnings press release located on Carbonite’s website, http://investor.carbonite.com, in the Company’s filings or with the SEC at www.sec.gov. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. carbonite.com 2

Financial results conference call details What: Carbonite Q1 2018 Financial Results Conference Call When: Monday, May 7, 2018 Time: 5:30 p.m. ET Live Call: 877-303-1393 (U.S.) 315-625-3228 (International) Conference ID: 9759657 Live / Recorded Webcast: http://investor.carbonite.com carbonite.com 3

Definitions of non-GAAP measures Bookings: Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions and divestitures, net of foreign exchange and the change in unbilled revenue during the same period. Non-GAAP revenue: Excludes the impact of purchase accounting adjustments in connection with acquisitions. Non-GAAP gross margin: Excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, and acquisition-related expense. Non-GAAP net income and non-GAAP net income per share: Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments. Adjusted Free cash flow: Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisitions, restructuring, and litigation from net cash provided by operating activities. carbonite.com 4 For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com

Annual meeting What: Carbonite Annual Meeting When: May 8, 2018 Time: 9:00 a.m. ET Location: www.virtualshareholdermeeting.com/carb2018 Carbonite is hosting a virtual annual meeting. To participate in the meeting please visit the above site five minutes before the start of the meeting and be sure to have the information sent to holders of record as of March 15, 2018. carbonite.com 5

Summary results • Delivered strong financial results • Announced and closed acquisition of Mozy • Carbonite Recover – Disaster-Recovery-as-a-Service offering in market • Launched Breach – a highly-rated podcast focused on the biggest security breaches in history carbonite.com 6

Mozy update • Integration going as planned • Successfully onboarding team • Expanding partnership with Dell / EMC • Phasing out Mozy brand by early 2019, with all product offerings shifting to Carbonite brand carbonite.com 7

Carbonite Data Protection Console • New unified Carbonite Data Protection Console, Coming soon! • Unified portal experience across all customer use cases carbonite.com 8

Breach, a new podcast investigating data security breaches • Already downloaded more than 100,000 times, Season one takes an in-depth look at the biggest breaches in history and calls attention to the importance of having a data protection plan in place. • Hosted by Bob Sullivan, an award-winning journalist and tech expert, and seasoned podcast producer Alia Tavakolian, Breach investigates high-profile data breaches and what they mean for businesses, consumers and the future of data privacy. https://www.carbonite.com/podcasts/breach carbonite.com 9

CARBONITE

Summary Q1 financial results

	Q1 2018 Outlook	Q1 2018 Results
GAAP Revenue	$61.7 M to $63.7 M	$64.0 M (+12% YoY)
Non-GAAP Revenue	$63.0 M to $65.0 M	$64.9 M (+10% YoY)
GAAP Net Income Per Share (Basic / Diluted)	*Not guided*	$0.42 / $0.40
Non-GAAP Net Income Per Share (Basic / Diluted)	$0.20 to $0.24	$0.29 /$0.27
Consumer Bookings	*Not guided*	$22.0 (0% YoY)
Business Bookings	*Not guided*	$45.6 M (+14% YoY)
Non-GAAP Gross Margin	*Not guided*	76.1% (+231 Bps YoY)
Adjusted Free Cash Flow	*Not guided*	$2.4 M

*With respect to expectations under "Q1 2018 Outlook" above, the Company has not reconciled non-GAAP net income per share to net income per share because we do not provide guidance for stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, amortization expense on intangible assets and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Source: SEC Filings; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com

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Bookings, revenue and gross margin Q1 ‘18 YoY Quarterly non-GAAP Revenue ($M) and Quarterly Bookings ($M) growth non-GAAP gross margin (%) $67.6 $62.1 $63.9 +9% $70 80% $59.7 $60.2 $64.9 $65 $63.1 $62.8 $22.0 $20.9 $61.1 $22.0 0% $59.1 $19.5 $19.4 $60 77.6% $45.6 $43.0 $55 $40.8 +14% 76.3% 76.1% $40.1 $40.2 75% $50 $32.2 +18% $29.3 $30.0 74.1% $27.3 $27.6 $45 73.8% $40 $35 70% Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Consumer Bookings Subscription Business Bookings Business Bookings carbonite.com 11 Approximate, may not foot due to rounding. Source: SEC Filings and company estimates; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com

Business outlook (as of May, 7 2018)* Q2 2018 FY 2018 FY ‘18 Growth Outlook Outlook (at midpoint) GAAP Revenue $75.8 M to $77.8 M $296.9 M to $306.9 M +26% Non-GAAP Revenue $78.0 M to $80.0 M $302.5 M to $312.5 M +25% Non-GAAP Net Income Per Share (Diluted) $0.34 to $0.38 $1.51 to $1.59 +96% Business Bookings Not guided $223.8 M to $234.8 M +40% Consumer Bookings YoY Growth Not guided 5% to 15% growth +1,000 Bps Non-GAAP Gross Margin Not guided 76.0% to 77.0% +100 Bps Adjusted Free Cash Flow Not guided $32.0 M to $38.0 M +73% *With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net income (loss) per share because we do not provide guidance for stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, amortization expense on intangible assets, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. carbonite.com 12 Source: SEC Filings; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com

Convertible security – share calculation Average stock Potential common price shares $30 772,000 $32 1,071,000 $34 1,336,000 $36 1,571,000 $38 1,781,000 $40 1,970,000 carbonite.com 13 Source: company estimates